Exhibit 10.3

RESTRICTED STOCK AWARD AGREEMENT

PLAINSCAPITAL CORPORATION

2010 LONG-TERM INCENTIVE PLAN

1. Grant of Award. Pursuant to the PlainsCapital Corporation 2010 Long-Term Incentive Plan (the “Plan”) for Employees and Outside Directors of PlainsCapital Corporation, a Texas corporation (the “Company”), the Company grants to

(the “Participant”),

effective as of                      (the “Date of Grant”), an award of                      shares of Restricted Stock (the “Awarded Shares”), subject to the terms and conditions of this Agreement.

2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, the Plan shall control. The capitalized terms used herein that are defined in the Plan shall have the meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

3. Vesting.

[FOR NON-HIGHLY COMPENSATED EMPLOYEES: Except as specifically provided in this Agreement, including, without limitation, the limitations set forth in Section 2, one hundred percent (100%) of the Awarded Shares shall vest on the fifth anniversary of the Date of Grant, provided the Participant is employed by (or, if the Participant is an Outside Director, is providing services to) the Company or a Subsidiary on that date.

Notwithstanding the foregoing and subject to the provisions of this Section 3, vesting shall be accelerated as follows:

a. one hundred percent (100%) of the Awarded Shares immediately shall vest on the occurrence of a Change in Control;

b. twenty-five percent (25%) of the Awarded Shares immediately shall vest on the occurrence of an Initial Public Listing, and the remaining seventy-five percent (75%) of the Awarded Shares shall vest on the fifth anniversary of the Date of Grant;

c. one hundred percent (100%) of the Awarded Shares immediately shall vest on the Participant’s death; and

d. a pro-rata portion of the Awarded Shares shall vest on the Participant’s Total and Permanent Disability, based on the number of full years between the Date of Grant and the date of the Participant’s Total and Permanent Disability plus an additional year for the year in which the Total and Permanent Disability occurs, if such Total and Permanent Disability occurs on or after the one hundred eighty-third (183rd) day of such year. For purposes of this Section 3.d., “years” shall be determined based on the twelve (12) month period beginning on the Date of Grant; and

Notwithstanding the foregoing, in no event shall any Awarded Shares become vested if the Participant is not employed by (or, if the Participant is an Outside Director, is not providing services to) the Company or a Subsidiary on the applicable vesting date.

For purposes of this Agreement, an “Initial Public Listing” means the date the Common Stock of the Company is first listed and traded on an exchange registered under Section 6 of the Securities Exchange Act of 1934.]

[FOR HIGHLY COMPENSATED EMPLOYEES: Except as specifically provided in this Agreement, one hundred percent (100%) of the Awarded Shares shall vest on the later of: (i) the fifth anniversary of the Date of Grant; or (ii) the first date that the U.S. Department of Treasury no longer owns any debt or equity securities of the Company in connection with the Company’s participation in TARP (in either event, the “Vesting Date”); provided, that, the Participant must be employed by the Company on such Vesting Date.]

[FOR OUTSIDE DIRECTORS: Except as specifically provided in this Agreement, including, without limitation, the limitations set forth in Section 2, one hundred percent (100%) of the Awarded Shares shall vest on the first anniversary of the Date of Grant, provided the Participant is employed by (or, if the Participant is an Outside Director, is providing services to) the Company or a Subsidiary on that date. Notwithstanding the foregoing, in the event of the Participant’s Termination of Service due to his or her death or Total and Permanent Disability, the Awarded Shares shall immediately become one hundred percent (100%) vested.]

4. Forfeiture and Disgorgement.

[FOR NON-HIGHLY COMPENSATED EMPLOYEES: The Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the earlier of:

a. the date of the Participant’s Termination of Service, other than due to death or Disability; or

b. the date the Board, in its sole discretion, determines that the Participant has violated any of the restrictive covenants contained in [Sections 13, 14, or 15] of the Participant’s employment agreement with the Company.

[FOR HIGHLY COMPENSATED EMPLOYEES: The Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the earlier of:

a. the date of the Participant’s Termination of Service; or

b. the date the Board, in its sole discretion, determines that the Participant has violated any of the restrictive covenants contained in [Sections 13, 14, or 15] of the Participant’s employment agreement with the Company.

[FOR OUTSIDE DIRECTORS: The Awarded Shares that are not vested in accordance with Section 3 shall be forfeited upon the Participant’s Termination of Service for any reason other than due to his death or Total and Permanent Disability.]

Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.

[FOR EMPLOYEES: Notwithstanding the foregoing, in the event of Section 4.b. above, in addition to the forfeiture of any unvested Awarded Shares,

x. the Participant shall immediately tender to the Company all Awarded Shares that vested within the 180-day period preceding the date of such event that are still owned on the date of such event; and

y. the Participant shall immediately pay to the Company any gain that the Participant realized on the sale of any vested Awarded Shares that were sold by the Participant within the 180-day period preceding the date of such event or the one-year period following the date of such event.]

5. Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate, margin, assign or otherwise encumber any of the Awarded Shares. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in applicable laws or changes in circumstances after the date of this Agreement, such action is appropriate.

6. Legend. The following legend shall be placed on all certificates representing Awarded Shares:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with the terms and conditions of that certain PlainsCapital Corporation 2010 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Dallas, Texas and that certain Restricted Stock Award Agreement dated as of                     , by and between the Company and                     . No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7. Delivery of Certificates. Certificates for Awarded Shares shall be retained in the physical possession of the Company until such Awarded Shares are free of restriction under this Agreement. Certificates for Awarded Shares shall be delivered to the Participant promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

8. Voting. Subject to Section 4 and Section 5 above, the Participant, as record holder of the Awarded Shares, has all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon; provided, however, that this Section 8 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

9. Adjustment of Number of Awarded Shares and Related Matters. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 12 – 14 of the Plan.

10. Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

11. The Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts these Awarded Shares subject to all of the terms and provisions thereof, including, without limitation, Section 16.10 of the Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under this Agreement.

12. Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

13. Investment Representations. Notwithstanding anything herein to the contrary, the Participant hereby represents and warrants to the Company, that:

a. The Awarded Shares are acquired for investment purposes only for his own account and not with a view to or in connection with any distribution, re-offer, resale or other disposition not in compliance with the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws;

b. The Participant, alone or together with his representatives, possesses such expertise, knowledge and sophistication in financial and business matters generally, and in the type of transactions in which the Company proposes to engage in particular, that he is capable of evaluating the merits and economic risks of acquiring and holding the Awarded Shares;

c. The Participant has had access to all of the information with respect to the Awarded Shares that he deems necessary to make a complete evaluation thereof, and has had the opportunity to question the Company concerning the Awarded Shares;

d. The decision of the Participant to acquire the Awarded Shares for investment has been based solely upon the evaluation made by the Participant;

e. The Participant is aware that he must bear the economic risk of his investment in the Company for an indefinite period of time because the Awarded Shares have not been registered under the Securities Act and are being issued to the Participant in reliance upon the exemption from such registration provided by Rule 701 or Section 4(2) of the Securities Act or under the securities laws of various states, and therefore, cannot be sold or transferred unless the Awarded Shares are subsequently registered under the Securities Act and any applicable state securities laws or an exemption from registration is available;

f. The Participant understands that Rule 144 promulgated pursuant to the Securities Act which exempts certain resales of restricted securities is not presently available to exempt the resale of the Awarded Shares from the registration requirements of the Securities Act;

g. The Participant is aware that only the Company can take action to register the Awarded Shares and the Company is under no such obligation and does not propose to attempt to do so;

h. The Participant is aware that the Shareholders’ Agreement and applicable securities laws provide restrictions on the ability of shareholders to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber their Awarded Shares and places certain other restrictions on the Participant; and

i. The Participant is an Accredited Investor, as such term is defined in Section 501 of Regulation D promulgated under the Securities Act.

14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

15. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an Employee or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an Employee or Outside Director at any time.

16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that are set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

18. Entire Agreement. This Agreement supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitutes the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

19. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

20. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

21. Waiver. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

24. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

25. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a. Notice to the Company shall be addressed and delivered as follows:

PlainsCapital Corporation
2323 Victory Avenue, Suite 1400
Dallas, TX 75219
Attn:
Facsimile:

b. Notice to the Participant shall be addressed and delivered as set forth on the signature page.

26. Tax Requirements. The Participant is hereby advised to consult immediately with his own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Section 83(b) of the Code. [FOR EMPLOYEES: The Company and any Subsidiary is authorized to withhold from the Awarded Shares, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving this Agreement, and to take such other action as the Committee may deem advisable to enable the Company and the Participant to satisfy obligations for the payment of withholding taxes and other tax obligations relating to this Agreement. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of the Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.]

27. Waiver Relating to Modification Upon Participation in the TARP. If at any time during the term of this Agreement, the United States Department of Treasury owns any debt or equity securities of the Company in connection with the Company’s participation in TARP, the Company may modify this Agreement, to the extent such modifications are required to comply with the regulations issued by the Department of Treasury in connection with TARP, and the Participant waives any claims he may have against the United States or the Company relating to or arising out of any such modifications. The Participant agrees and understands that this Section 27 may require modification of the Awarded Shares as they relate to the period the United States Department of Treasury holds any equity or debt securities of Company acquired through TARP (the “TARP Period”). The waiver described in this Section 27 includes all claims the Participant may have under the laws of the United States or any state related to the requirements imposed by the aforementioned regulation, including without limitation a claim for any compensation or other payments the Participant would receive, any challenge to the process by which the regulation was adopted and any tort or constitutional claim about the effect of these regulations on the Participant’s employment relationship. The parties agree that, after the date such modifications are no longer required for purposes of complying with the aforementioned regulations, the Participant shall not be entitled to any compensation with respect to any modifications made to the Awarded Shares pursuant to this Section 27.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY

PLAINSCAPITAL CORPORATION

By:
Name:
Title:

PARTICIPANT:

Signature

Name:

Address: